Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ClearBridge Energy MLP Opportunity Fund Inc.

We consent to the use of our report dated January 24, 2013, included herein by reference, with respect to the financial statements of ClearBridge Energy MLP Opportunity Fund Inc. as of November 30, 2012, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus Supplement and Statement of Additional Information on Form N-2.

/s/KPMG

New York, New York

September 23, 2013